The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-263106
SUBJECT TO COMPLETION, DATED JANUARY 10, 2023
PRELIMINARY PROSPECTUS SUPPLEMENT
(To prospectus dated February 28, 2022)
$125,000,000
Cactus, Inc.
Class A Common Stock
We are offering up to $125,000,000 of our Class A common stock.
Our Class A common stock is listed on The New York Stock Exchange under the symbol “WHD.” The last reported sales price of our Class A common stock on The New York Stock Exchange on January 9, 2023 was $55.28 per share.
On December 30, 2022, we entered into a definitive agreement (the “Merger Agreement”) to acquire FlexSteel Technologies Holdings, Inc. and its affiliates through a merger with its holding company, HighRidge Resources, Inc. (“FlexSteel”) and a newly-formed subsidiary of Cactus, Inc. (the “Merger”) on the terms and subject to the conditions set forth in the Merger Agreement. We expect to finance the purchase price required under the Merger Agreement through a combination of (i) the net proceeds from this offering, (ii) cash on hand and (iii) other long-term debt financing. This offering is not contingent on the consummation of the Merger, and the Merger is not conditioned on the closing of this offering, which is expected to occur prior to the consummation of the Merger.
Investing in our Class A common stock involves a high degree of risk. See “Risk factors” on page S-10 of this prospectus supplement, on page 6 of the accompanying base prospectus and in the documents incorporated by reference herein and therein.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Share	Total
Price to the public	$	$
Underwriting discount and commissions(1)	$	$
Proceeds, before expenses, to us	$	$
(1) See “Underwriting” beginning on page S-20 for additional information regarding underwriter compensation.
We have granted the underwriters an option for a period of 30 days to purchase up to an additional $18,750,000 of our Class A common stock at the public offering price less the underwriting discount and commissions.
The underwriters expect to deliver the shares of our Class A common stock to investors against payment on or about            , 2023. To the extent there is only one underwriter named below, the term underwriters in this prospectus supplement shall mean either the singular or plural, as the context requires.
J.P. Morgan
The date of this prospectus supplement is           , 2023

Prospectus Supplement
Prospectus

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ABOUT THIS PROSPECTUS
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our Class A common stock. The second part is the accompanying base prospectus, which contains descriptions of our securities and gives more general information, some of which may not apply to this offering of our Class A common stock. Generally, when we refer only to the “prospectus,” we are referring to both this prospectus supplement and the accompanying base prospectus combined. If the information relating to the offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.
Neither we nor the underwriters have authorized anyone to provide you with additional or different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying base prospectus constitute an offer to sell only the shares of our Class A common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information we have included in this prospectus supplement or the accompanying base prospectus is accurate only as of the date of this prospectus supplement or the accompanying base prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, results of operations, financial condition and prospects may have changed since that date.
Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Please read “Information incorporated by reference” on page S-26 of this prospectus supplement.
None of Cactus, Inc., the underwriters or any of their respective representatives is making any representation to you regarding the legality of an investment in our Class A common stock by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our Class A common stock.
Industry and Market Data
The market data and certain other statistical information used or incorporated by reference in this prospectus are based on independent industry publications, government publications and other published independent sources. Some data is also based on our good faith estimates. Although we believe these third-party sources are reliable as of their respective dates, neither we nor the underwriters have independently verified the accuracy or completeness of this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and the other documents we incorporate by reference. These and other factors could cause results to differ materially from those expressed in these publications.
Trademarks and Trade Names
We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus and the documents incorporated by reference herein may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus or in the

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documents that are incorporated by reference herein is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.
Basis of Presentation
Unless otherwise specified or the context requires otherwise, the information in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, (1) does not give effect to the Transactions (as defined below) and (2) when giving effect to this offering, assumes that the underwriters for this offering do not exercise their option to purchase additional shares of our common stock from us.
The pro forma and certain of the as adjusted information included or incorporated by reference in this prospectus supplement and the accompanying prospectus gives pro forma effect to the Transactions (as defined below) as if we had completed all such transactions as of September 30, 2022, in the case of balance sheet data, and as of January 1, 2021, in the case of income statement data, unless otherwise specified. Moreover, the unaudited pro forma condensed combined financial information included in our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 10, 2023, which is incorporated by reference in this prospectus supplement and the accompanying prospectus and may be obtained as described in this prospectus supplement under the heading “Available information,” and certain pro forma and as adjusted information included in this prospectus supplement, have been calculated on the basis of assumptions made by our management at the time such information was prepared.
The financial information and certain other information presented in this prospectus supplement have been rounded to the nearest whole number or the nearest decimal. Therefore, the sum of the numbers in a column may not conform exactly to the total figure given for that column in certain tables in this prospectus supplement. In addition, certain percentages presented in this prospectus supplement reflect calculations based upon the underlying information prior to the rounding and, accordingly, may not conform exactly to the percentages that would be derived if the relevant calculations were based upon the rounded numbers or may not sum due to rounding.
Use of Non-GAAP Financial Information
We present EBITDA and Adjusted EBITDA in this prospectus supplement, which are not measures of net income as determined by GAAP. EBITDA and Adjusted EBITDA are supplemental non-GAAP financial measures that are used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. We define EBITDA as net income excluding net interest expense, income tax and depreciation and amortization. We define Adjusted EBITDA as EBITDA excluding severance expenses, other non-operating (income) expense, secondary offering-related expenses, FlexSteel management long-term incentive plan expense, transaction-related stock-based compensation, transaction-related inventory step-up expense, other transaction-related expenses and stock-based compensation.
We believe EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. EBITDA and Adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. Our computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. We present EBITDA and Adjusted EBITDA because we believe they provide useful information regarding the factors and trends affecting our business.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The information in this prospectus and the documents incorporated by reference herein includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact included or incorporated by reference in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus and the documents incorporated by reference herein, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under, but not limited to, the heading “Risk factors” and elsewhere in this prospectus and our most recent Annual Report on Form 10-K, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, which are incorporated by reference herein, and the cautionary statements included in this prospectus, any applicable prospectus supplement and the other documents incorporated by reference herein. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:
•
demand for our products and services, which is affected by, among other things, changes in the price of crude oil and natural gas in domestic and international markets;

•
the number of active rigs, pad sizes, drilling and completion efficiencies, lateral lengths, well spacings and associated well counts and availability of storage capacity;

•
disparities in activity levels between private operators and large publicly-traded exploration and production (“E&P”) companies;

•
the number of active workover rigs;

•
availability and cost of capital and capital spending discipline exercised by customers;

•
customers’ use of free cash flow to pay interest, increase dividends and/or fund share buybacks rather than to increase production;

•
overall oilfield service cost inflation;

•
our success in cost recovery efforts;

•
the financial health of our customers and our credit risk of customer non-payment;

•
changes in the number of drilled but uncompleted wells (DUCs) and the level of completion activity;

•
the size and timing of orders;

•
availability and cost of raw materials, components and imported items;

•
changes in inland and ocean shipping costs, the availability of containers and vessels from Asia as well as port congestion and domestic trucking capacity;

•
transportation differentials associated with reduced capacity in and out of the storage hub in Cushing, Oklahoma;

•
expectations regarding overhead and operating costs and margins;

•
the impact of inflation, rising interest rates and a recession;

•
availability and cost of skilled and qualified workers and our ability to hire and retain such workers;

S-iv

•
potential liabilities such as warranty and product liability claims arising out of the installation, use or misuse of our products;

•
the possibility of cancelled or delayed orders;

•
our business strategy;

•
our financial strategy, operating cash flows, liquidity and capital required for our business;

•
our ability to pay dividends and the amounts of any such dividends;

•
consolidation activity involving our customers;

•
the addition or termination of relationships with major customers or suppliers;

•
laws and regulations, including environmental regulations, that may increase our costs, limit the demand for our products and services or restrict our operations;

•
disruptions in political, regulatory, economic and social conditions domestically or internationally, including, for instance, the armed conflict between Russia and Ukraine and associated economic sanctions on Russia;

•
the impact of disruptions in Russian oil and gas deliveries resulting from the conflict in Ukraine;

•
the severity and duration of the ongoing coronavirus (“COVID”) pandemic and the extent of its impact on our business, including employee absenteeism;

•
outbreaks of other pandemic or contagious diseases that may disrupt our operations, suppliers or facilities or impact demand for oil and natural gas;

•
the impact of actions taken by the Organization of Petroleum Exporting Countries and other oil and gas producing countries (OPEC+) affecting the supply of oil and gas;

•
the impact of planned and possible future releases from and replenishments to the Strategic Petroleum Reserve;

•
takeaway capacity, particularly in the Northeastern United States;

•
the impact of the fire at the Freeport, TX liquified natural gas (“LNG”) facility on associated natural gas demand;

•
the impact of LNG regasification and storage capacity on associated natural gas demand in Europe;

•
changes in import tariffs or duties assessed on products and imported raw materials used in the production and assembly of our goods which could negatively impact margins and our working capital;

•
the significance of future liabilities under the Tax Receivable Agreement (the “TRA”) we entered into with certain current or past direct and indirect owners of Cactus Wellhead, LLC (the “TRA Holders”) in connection with our initial public offering;

•
the impact of ocean transit times on our operations and level of working capital;

•
a failure of our information technology infrastructure or any significant breach of security;

•
potential uninsured claims and litigation against us;

•
competition and overall capacity within the oilfield services industry;

•
availability of drilling rigs, pressure pumping fleets and oil country tubular goods (“OCTG”);

•
our dependence on the continuing services of certain of our key managers and employees;

•
currency exchange rate fluctuations associated with our international operations;

•
the fact that the Merger may not be completed or may not provide the expected benefits;

•
the integration of FlexSteel may be more difficult, time-consuming or expensive than anticipated;

S-v

•
our ability to retain key personnel from FlexSteel after the completion of the Merger;

•
our future revenue, income and operating performance; plans, objectives, expectations and intentions contained in this prospectus that are not historical; and

•
the other risks identified in this prospectus and the documents incorporated by reference.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the operation of our business. These risks include, but are not limited to, the risks described under “Risk factors” in this prospectus.
Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.
All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.
Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

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SUMMARY
This summary highlights information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying base prospectus. Because this is a summary, it may not contain all of the information that may be important to you and to your investment decision. The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto included elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated herein by reference and other documents to which we refer. You should read “Risk factors” beginning on page S-10 of this prospectus supplement, on page 6 of the accompanying base prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and the other documents incorporated by reference for more information about important risks that you should consider carefully before buying our Class A common stock. Except as otherwise indicated, all information contained in this prospectus assumes that the underwriters do not exercise their option to purchase additional shares of Class A common stock and excludes Class A common stock reserved for issuance under our long-term incentive plan.
Cactus, Inc. (“Cactus, Inc.”), the issuer in this offering, is a holding company whose only material asset is an equity interest consisting of units representing limited liability company interests in Cactus Wellhead, LLC (“Cactus LLC”). Cactus, Inc. is the managing member of Cactus LLC and is responsible for all operational, management and administrative decisions relating to Cactus LLC’s business and consolidates the financial results of Cactus LLC and its subsidiaries. Cactus LLC is our predecessor for financial reporting purposes. Unless otherwise indicated in this prospectus supplement or the context requires otherwise, references to “Cactus,” the “Company,” “us,” “we,” “our,” “ours” or like terms refer to Cactus, Inc. and its consolidated subsidiaries.
Overview
We are primarily engaged in the design, manufacture and sale of wellhead and pressure control equipment. Our products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion and production phases of our customers’ wells. We also provide field services for all of our products and rental items to assist with the installation, maintenance and handling of the wellhead and pressure control equipment. Additionally, we offer repair and refurbishment services. We operate through 15 U.S. service centers located in Texas, New Mexico, Pennsylvania, North Dakota, Louisiana, Oklahoma, Colorado, Utah and Wyoming, as well as three service centers in Eastern Australia. We also provide rental and field service operations in the Kingdom of Saudi Arabia. We also have manufacturing and production facilities in Bossier City, Louisiana and Suzhou, China.
Our principal products include our Cactus SafeDrill® wellhead systems as well as frac stacks, our Cactus SafeLink® monobore, SafeClamp® and SafeInject® systems, zipper manifolds and production trees that we design and manufacture. Every oil and gas well requires a wellhead system, which is installed throughout the drilling process and remains with the well through its entire productive life. The Cactus SafeDrill® wellhead systems employ technology which allows technicians to land and secure casing strings more safely from the rig floor, reducing the need to descend into the cellar. We believe we are a market leader in the application of such technology, with thousands of our products sold and installed across the United States since 2011. During the completion phase of a well, we rent frac stacks, zipper manifolds and other high-pressure equipment including our SafeLink®, SafeClamp® and SafeInject® systems that are used for well control and managing the transmission of frac fluids and proppants during the hydraulic fracturing process. These severe service applications require robust and reliable equipment. Cactus, through its proprietary equipment, digital offerings and services, reduces the need for human intervention in the exclusion zone, minimizing non-productive time and leading to inherently safer and more environmentally responsible operations. For the subsequent production phase of a well, we sell production trees and the equipment to interface with various forms of artificial lift that regulate hydrocarbon production, which are installed on the wellhead after the frac stack has been removed. In addition, we provide mission-critical field services for all of our products and rental items, including 24-hour service crews to assist with the installation, maintenance, repair and safe handling of the wellhead and pressure control equipment. Our innovative wellhead products and pressure control equipment are developed internally. We believe that our close relationship with our customers provides us with insight into the specific issues encountered in the drilling and completion processes, allowing us to provide them the highest quality products and service solutions.

We believe that customers select our products, among other reasons, due to brand name recognition with respect to our engineered products, which we believe is due to our focus on safety, reliability, cost effectiveness and time saving features. We optimize our products for pad drilling (i.e., the process of drilling multiple wellbores from a single surface location) to reduce rig time and provide operators with significant efficiencies that translate into increased safety, reduced environmental impact and cost savings at the wellsite.
We primarily operate through service centers in the United States, which are strategically located in the key oil and gas producing regions, including the Permian, Marcellus, Utica, Haynesville, Eagle Ford, Bakken and SCOOP/STACK, among other active oil and gas regions in the United States, and in Eastern Australia. These service centers support our field services and provide equipment assembly and repair services. We also conduct rental and field service operations in the Kingdom of Saudi Arabia. Our manufacturing and production facilities are located in Bossier City, Louisiana and Suzhou, China.
Recent Developments
FlexSteel Acquisition
On December 30, 2022, we and our newly formed wholly owned subsidiary Atlas Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with HighRidge Resources, Inc., a Delaware corporation (the “Target” or “FlexSteel”), which indirectly owns all of the issued and outstanding equity interests in FlexSteel Pipeline Technologies, Inc., a Delaware corporation, and FlexSteel LTIP LP, a Delaware limited partnership (the “Seller Representative”), solely in its capacity as Seller Representative thereunder and for purposes of certain provisions of the Merger Agreement, pursuant to which Merger Sub will merge with and into the Target, with the Target continuing as the surviving entity and a wholly owned subsidiary of the Company (the “Merger”), for a purchase price of $621,160,000 (on a debt-free, cash-free basis), subject to certain working capital, debt and other customary adjustments set forth in the Merger Agreement (the “Merger Consideration”). In addition, if the aggregate gross revenue of the Target and its subsidiaries on a consolidated basis during the 18-month period commencing on January 1, 2023 is greater than $545,000,000, then we will pay an additional cash earn-out payment in 2024, the maximum amount of which is $75,000,000 if such gross revenue is equal to or greater than $649,000,000.
The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, at the closing of the transactions contemplated thereby, we will deposit $6,250,000 of the Merger Consideration with an escrow agent to fund the Target’s payment obligations with respect to the working capital, debt and other customary post-closing adjustments contained in the Merger Agreement.
Under the Merger Agreement, we and the Target have made customary representations and warranties and have agreed to be bound to customary covenants for transactions of this type, including committing to use reasonable best efforts to obtain necessary approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”). The completion of the Merger is subject to customary closing conditions. We expect to complete the Merger in the first fiscal quarter of 2023. The Merger Agreement contains customary termination rights for the parties thereto, including by mutual consent of us and Seller Representative and under certain other circumstances, including by us or Seller Representative if the Merger has not occurred by April 30, 2023.
FlexSteel designs, manufactures, sells and installs highly engineered spoolable pipe technologies. FlexSteel’s steel reinforced pipeline solutions are sold principally for onshore oil and gas wells and are utilized during the production phases of its customers’ wells. FlexSteel operates service centers and through pipe yards throughout the United States and Canada, while also providing equipment and services in select international markets. FlexSteel’s manufacturing facility is located in Baytown, Texas.
We believe that the acquisition of FlexSteel enhances our position as a premier manufacturer of specialized technologies delivered directly to our industry’s end-users. FlexSteel’s products combine the durability and reliability of steel with the speed and efficiency of spoolables. We believe that FlexSteel shares many characteristics with us, including:

•
technologically differentiated products and services that increase customer efficiency;

•
advanced manufacturing capabilities;

•
strong through-cycle margins;

•
modest capital requirements; and

•
significant growth in recent years.

Further, FlexSteel’s products are also highly complementary to our equipment at the wellsite and we believe both businesses have succeeded by making highly technical sales to market-leading customers.
We believe FlexSteel also provides meaningful growth potential driven by:
•
the industry’s shift away from legacy offerings in favor of more technologically advanced solutions,

•
customers’ trend toward larger diameter products; and

•
penetration into new markets such as midstream, international, shallow-water, and carbon capture.

Over time, we believe we can achieve cost efficiencies by implementing our existing supply chain expertise and utilizing the combined Company’s infrastructure to deliver specialized products to an expanded customer base.
In connection with the foregoing, Cactus LLC, entered into a commitment letter (the “Commitment Letter”) with JPMorgan Chase Bank, N.A. (the “Bridge Lender”), pursuant to which the Bridge Lender has committed to provide a senior secured credit facility to Cactus LLC as the borrower in an aggregate amount of up to $375,000,000 (the “Bridge Facility”), with a maturity date of 364 days following the closing, which may be extended at Cactus LLC’s option for an additional three-month period. Both the obligation to fund the Bridge Facility and Cactus LLC’s option to extend the maturity are subject to the satisfaction of certain conditions set forth in the Commitment Letter. We can use the Bridge Facility, together with cash on hand, to fund the Merger Consideration. The Merger Agreement is not subject to any financing condition. The Company’s currently committed credit facilities (including the Bridge Facility), together with cash on hand, are sufficient to fund the Merger Consideration. The Company currently intends to finance the Merger Consideration through (i) $120.0 million in net proceeds from this offering, (ii) $249.7 million of cash on hand, (iii) $121.4 million in net proceeds from a Term Loan A Facility to be entered into with certain lenders (the “Term Loan A Facility”) and (iv) $130.0 million in net proceeds from an amended asset based loan revolving credit facility to be entered into with JPMorgan Chase Bank, N.A. (the “Revolving Facility”). We refer to the Merger, this offering, and funding of the Term Loan A Facility and the Revolving Facility and the use of proceeds therefrom as the “Transactions.”
Following the Merger, we intend to effect a post-closing reorganization which will result in all of Cactus LLC’s assets and liabilities and FlexSteel’s asset and liabilities to be combined under a new limited liability company, of which we will be the sole managing member and which will effectively take the place of Cactus LLC as the operating subsidiary through which we will operate our business.

Certain Summary Historical and Pro Forma Financial Data
The following table sets forth certain summary historical consolidated financial data for the periods indicated for Cactus, Inc. Historical results are not necessarily indicative of future results.
The financial data set forth in the following table as of September 30, 2022 and 2021 and for the nine months ended September 30, 2022 and 2021 are derived from our unaudited condensed consolidated financial statements that are incorporated by reference in this prospectus. The financial data set forth in the following table as of December 31, 2021 and 2020 and for the years ended December 31, 2021, 2020 and 2019 are derived from our audited consolidated financial statements that are incorporated by reference in this prospectus. The following data should be read in conjunction with the consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the period ended September 30, 2022, which are incorporated by reference in this prospectus supplement.
The following tables also show summary unaudited pro forma financial data for the year ended December 31, 2021 and for the nine months ended September 30, 2022. The summary unaudited pro forma consolidated statement of income data for the nine months ended September 30, 2022 is based upon our historical unaudited condensed consolidated statements of income for the nine months ended September 30, 2022, combined with the historical unaudited consolidated statements of operations and comprehensive income for the nine months ended September 30, 2022 for FlexSteel, both of which are incorporated by reference into this prospectus supplement. The summary unaudited pro forma statement of operations for the year ended December 31, 2021 is based upon our historical audited consolidated statements of income for the year ended December 31, 2021, combined with the historical audited consolidated statements of operations and comprehensive income for the year ended December 31, 2021 for FlexSteel, both of which are incorporated by reference into this prospectus supplement. Pro forma adjustments included therein are based upon available information and assumptions that management believes are reasonable. Such adjustments are estimated and are subject to change. The summary unaudited pro forma statement of income data for the nine months ended September 30, 2022 and for the year ended December 31, 2021 depict the effect of the Transactions as if they had occurred on January 1, 2021.
The summary unaudited pro forma consolidated balance sheet data as of September 30, 2022 reflects the Transactions as if they had been consummated on September 30, 2022 and includes pro forma adjustments for the allocation of purchase price based on preliminary valuations by management of certain tangible and intangible assets. The summary unaudited pro forma consolidated balance sheet is presented as if the Transactions had occurred on September 30, 2022.
The unaudited pro forma condensed combined financial information incorporated by reference into this prospectus supplement, from which the summary unaudited pro forma financial information provided below has been derived, has been prepared to reflect adjustments to Cactus, Inc.’s historical consolidated financial information that are (i) directly attributable to the Transactions, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the combined results. The differences between the actual valuations reflected in the Company’s future balance sheets and the current estimated valuations used in preparing the unaudited pro forma condensed combined financial information may be material and may affect amounts, including depreciation and amortization expense, which the Company will recognize in its statement of income data following the Merger.
The summary unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that actually would have been achieved if the Transactions had occurred on the dates indicated or that may be achieved in future periods. The summary unaudited pro forma financial information should be read in conjunction with the financial statements of Cactus, Inc. and FlexSteel incorporated by reference into this prospectus supplement. It also does not reflect any cost savings, operating synergies or revenue enhancements that we may achieve with respect to combining the companies or costs to integrate the business. Synergies and integration costs have been excluded from consideration because they do not meet the criteria for unaudited pro forma adjustments. Please refer to the “Notes to Unaudited Pro Forma Condensed Combined Financial Statements” within exhibit 99.3 of our Current Report on Form 8-K dated January 10, 2023, which is incorporated by reference into this prospectus supplement, for additional information.
	Pro Forma		Historical
					Year Ended December 31,
(in thousands)	Nine Months Ended September 30, 2022	Year Ended December 31, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021	2021	2020	2019
Consolidated Statement of Income Data:
Revenues	$766,045	$674,168	$500,595	$308,673	$438,589	$348,566	$628,414
Income from operations	163,402	43,650	126,527	49,715	75,427	70,039	183,150
Net income	122,705	24,638	104,383	47,087	67,470	59,215	156,303
Consolidated Statement of Cash Flows Data:
Net cash used in investing activities	—	—	(19,496)	(8,417)	(11,633)	(18,147)	(55,948)
Consolidated Balance Sheet Data (at period end):
Cash and cash equivalents	77,375	—	320,623	301,974	301,669	288,659	202,603
Long-term debt, net	254,420	—	—	—	—	—	—
Other:
EBITDA (unaudited)(1)	217,797	117,207	152,528	75,785	112,227	110,004	226,298
Adjusted EBITDA (unaudited)(1)	239,705	178,360	160,552	83,741	120,355	121,022	228,999
(1) EBITDA and Adjusted EBITDA are financial measures not calculated in accordance with GAAP. For definitions of EBITDA and Adjusted EBITDA and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, please read “—Non-GAAP financial measures.”
Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA
EBITDA and Adjusted EBITDA are not measures of net income as determined by GAAP. EBITDA and Adjusted EBITDA are supplemental non-GAAP financial measures that are used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. We define EBITDA as net income excluding net interest expense, income tax and depreciation and amortization. We define Adjusted EBITDA as EBITDA excluding the other items outlined below.
Management believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. EBITDA and Adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. Our computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. We present EBITDA and Adjusted EBITDA because we believe they provide useful information regarding the factors and trends affecting our business.
The following table presents a reconciliation of EBITDA and Adjusted EBITDA to the GAAP financial measure of net income for each of the periods indicated. The information presented within the reconciliation of pro forma net income to pro forma EBITDA and Adjusted EBITDA for the nine months ended September 30, 2022 and the year ended December 31, 2021 has been derived from our historical condensed consolidated financial statements, as adjusted to give pro forma effect to the Transactions on the Company as if they had been consummated on January 1, 2021. Please refer to the “Notes to Unaudited Pro Forma Condensed Combined Financial Information” within exhibit 99.3 of our Current Report on Form 8-K dated January 10, 2023, which is incorporated by reference into this prospectus supplement, for additional information. The information presented within the reconciliation of pro forma net income to pro forma EBITDA and Adjusted EBITDA for the nine months ended September 30. 2022 and the year ended December 31, 2021 is not necessarily indicative of the operating results that actually would have been achieved if the Transactions had occurred on the dates indicated or that may be achieved in future periods. Synergies and integration costs have been excluded from consideration because they do not meet the criteria for unaudited pro forma adjustments. Please refer to the “Notes to Unaudited Pro Forma Condensed Combined Financial Information” within exhibit 99.3 of our Current Report on Form 8-K dated January 10, 2023, which is incorporated by reference into this prospectus supplement, for additional information.
	Pro Forma		Historical
					Year Ended December 31,
(in thousands)	Nine Months Ended September 30, 2022	Year Ended December 31, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021	2021	2020	2019
Net income	$122,705	$24,638	$104,383	$47,087	$67,470	$59,215	$156,303
Interest (income) expense, net	13,372	19,918	(1,344)	632	774	(701)	(879)
Income tax expense (benefit)	28,211	(349)	23,498	586	7,675	10,970	32,020
Depreciation and amortization	53,509	73,000	25,991	27,480	36,308	40,520	38,854
EBITDA (unaudited)	217,797	117,207	152,528	75,785	112,227	110,004	226,298
Severance expenses(1)	—	—	—	—	—	1,864	—
Other non-operating (income) expense(2)	(10)	(898)	(10)	1,004	(898)	555	(5,336)
Secondary offering related expenses	—	406	—	406	406	—	1,042
FlexSteel management long-term incentive plan expense	12,536	8,365	—	—	—	—	—
Transaction-related stock-based compensation	1,348	3,430	—	—	—	—	—
Transaction-related inventory step-up expense (3)	—	23,689	—	—	—	—	—
Other transaction-related expenses (4)	—	17,541	—	—	—	—	—
Stock-based compensation	8,034	8,620	8,034	6,546	8,620	8,599	6,995
Adjusted EBITDA (unaudited)	$239,705	$178,360	$160,552	$83,741	$120,355	$121,022	$228,999

(1) Represents non-routine charges related to severance benefits.
(2) Represents non-cash adjustments for the revaluation of the liability related to the TRA.
(3) Represents non-cash expenses related to the step-up in inventory value associated with purchase accounting.
(4) Represents transaction-related expenses consisting primarily of professional fees.

Our Principal Executive Offices
Our principal executive offices are located at 920 Memorial City Way, Suite 300, Houston, Texas 77024, and our telephone number at that address is (713) 626-8800. Our website address is www.CactusWHD.com. Information contained on, or accessible through, our website does not constitute part of this prospectus.
Our Corporate Structure
Cactus, Inc. was incorporated as a Delaware corporation on February 17, 2017 for the purpose of completing an initial public offering and related transactions. On February 12, 2018, following the completion of our IPO, Cactus, Inc. became a holding company whose only material asset is an equity interest consisting of units representing limited liability company interests (“CW Units”) in Cactus LLC, the operating subsidiary through which we operate our business. Cactus, Inc. is the sole managing member of Cactus LLC. The following diagram indicates our simplified ownership structure immediately prior to this offering and the transactions related thereto.

(1)
Certain directors, executive officers and affiliates currently hold shares of our Class A common stock.

THE OFFERING
Class A common stock offered by us
                 shares (                 shares if the underwriters’ option to purchase additional shares is exercised in full).
Class A common stock outstanding before this offering
60,902,589 shares.
Class A common stock to be outstanding immediately after completion of this offering
                 shares (                 shares if the underwriters’ option to purchase additional shares is exercised in full).
Class B common stock to be outstanding immediately after completion of this offering
14,978,225 shares. Each share of our Class B common stock has no economic rights but entitles its holder to one vote.
Voting power of Class A common stock outstanding after giving effect to this offering
    % (or     % if the underwriters’ option to purchase additional shares of Class A common stock is exercised in full).
Voting power of Class B common stock outstanding after giving effect to this offering
    % (or     % if the underwriters’ option to purchase additional shares of Class A common stock is exercised in full).
Use of proceeds
We expect that the net proceeds from this offering will be approximately $      million (or up to approximately $      million if the underwriters exercise their option to purchase additional shares) after deducting the estimated discount to the underwriters and the related fees and expenses of this offering.
We will use all of the net proceeds from this offering (including net proceeds received if the underwriters exercise their option to purchase additional shares of Class A common stock) to acquire                 newly issued CW Units from Cactus LLC (or                 CW Units, if the underwriters exercise their option to purchase additional shares of Class A common stock in full) at a purchase price per CW Unit equal to the offering price of Class A common stock net of underwriting discounts and commissions, collectively representing    % of Cactus LLC’s outstanding CW Units (or    %, if the underwriters exercise their option to purchase additional shares of Class A common stock in full).
In connection with the closing of the Merger, we intend to cause Cactus LLC to transfer to us the net proceeds from this offering, cash on hand and proceeds from the Term Loan A Facility and Revolving Facility, which we will use to fund the Merger Consideration for the Merger, including related fees and expenses. Consummation of this offering is not contingent on completion of the Merger. If for any reason the Merger is not consummated, we intend to use the net proceeds from this offering for general corporate purposes, including other potential acquisitions. See “Use of proceeds.”
Voting rights
Each share of our Class A common stock entitles its holder to one vote on all matters to be voted on by stockholders generally. Each share of our Class B common stock entitles its holder to one vote on all matters to be voted on by stockholders generally. Holders of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law or by our amended and restated certificate of incorporation. See “Description of Capital Stock” on page 8 of the accompanying base prospectus.
Dividend policy
We currently intend to continue paying a quarterly dividend while retaining the balance of future earnings, if any, to finance the growth of our business. However, our future dividend policy is within the discretion of our board of directors and will depend upon then-existing conditions, including our results of operations, financial condition, capital requirements, investment opportunities, statutory and contractual restrictions on our ability to pay dividends and other factors our board of directors may deem relevant.
Risk factors
You should consider carefully all of the information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus. In particular, before making an investment decision, you should evaluate the risks set forth under “Risk factors” beginning on page S-10 of this prospectus supplement, page 6 of the accompanying base prospectus and in our Annual Report on From 10-K for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.
New York Stock Exchange symbol
WHD.

RISK FACTORS
An investment in our Class A common stock involves a significant degree of risk. Before you invest in our Class A common stock you should carefully consider those risk factors described herein and under, but not limited to, the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as they may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC and in our other filings with the SEC, which are incorporated by reference in this prospectus supplement and the accompanying base prospectus. The risks described are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial individually or in the aggregate as well as the additional risks and uncertainties described elsewhere in this prospectus supplement or in the documents incorporated by reference in this prospectus supplement may also adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our Class A common stock. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please also read “Cautionary statement regarding forward-looking statements” beginning on page S-iv of this prospectus supplement and page 4 of the accompanying base prospectus.
Risks related to the Merger
We may not realize the anticipated benefits from the Merger and the Merger could adversely impact our business and our operating results.
We may not be able to achieve the full potential strategic and financial benefits that we expect to achieve from the Merger, or such benefits may be delayed or not occur at all, including if we are unable to complete the Merger. We may not achieve the anticipated benefits from the Merger for a variety of reasons, including, among others, unanticipated costs, charges and expenses. For example, the capital needs of the FlexSteel business may exceed our current expectations. In addition, we may not achieve the anticipated unrealized benefits of operational initiatives expected to be taken upon consummation of the Merger. If we fail to achieve some or all of the benefits expected to result from the Merger, or if such benefits are delayed, our business could be harmed.
The Merger may not occur at all, or may not occur within the expected time frame, which may negatively affect the benefits we expect to obtain from the transaction and increase transaction costs.
The consummation of this offering is not conditioned upon the completion of the Merger. As such, no assurance can be provided that the Merger will be completed in the manner and on the time frame currently anticipated, or at all. Completion of the Merger is subject to the satisfaction or waiver of a number of conditions as set forth in the Merger Agreement beyond our control that may prevent, delay or otherwise materially adversely affect its completion. If the Merger is not completed on or before April 30, 2023, it is possible that the Merger Agreement may be terminated. Any delay in completing the Merger may adversely affect the cost savings and other benefits that we expect to achieve from the Merger. If the Merger is completed but not within the expected time frame, such delay could result in additional transaction costs, termination fees, loss of revenue or other effects associated with uncertainty about the Merger.
In addition, we will not be obligated to redeem the shares of Class A common stock if the Merger is not consummated. Therefore, upon the closing of this offering, you will become a holder of shares of our Class A common stock regardless of whether the Merger is consummated, delayed or terminated.
The unaudited pro forma condensed combined financial information included or incorporated by reference in this prospectus supplement are based on a number of preliminary estimates and assumptions and our actual results of operations, cash flows and financial position after the Merger may differ materially.
The unaudited pro forma condensed combined financial information included or incorporated by reference in this prospectus supplement are presented for illustrative purposes only and are not necessarily indicative of what our actual results of operations, cash flows and financial position would have been had the Merger and this offering been completed on the dates indicated. The unaudited pro forma condensed combined financial information reflect adjustments, which are based upon preliminary estimates, to record the FlexSteel identifiable assets to be acquired and liabilities to be assumed at fair value, and the resulting goodwill to be recognized. The purchase price allocation reflected is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets acquired and liabilities assumed in the Merger. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this prospectus supplement. The unaudited pro forma condensed combined financial information are also based on a number of other estimates and assumptions, including estimates and assumptions of the type and terms of a portion of the debt to be incurred to finance a portion of the purchase price payable under the Merger Agreement and pay fees and expenses related to the Merger and the related transactions. If the type or terms of the new debt actually incurred differ materially from the estimates and assumptions set out in the accompanying unaudited pro forma condensed combined financial information, our actual results and financial condition after the completion of the Merger could differ materially from the results and financial condition contemplated by the unaudited pro forma condensed combined financial information.
Further, the historical financial data for FlexSteel included in this prospectus supplement may not be indicative of the financial position or results of operations that the combined company will achieve in the future. FlexSteel is subject to many of the same risks that we are, any of which may also adversely affect the combined company’s business, operating results, financial condition and prospects.
We may experience difficulties in integrating the operations of FlexSteel into our business and in realizing the expected benefits of the Merger.
The success of the Merger, if completed, will depend in part on our ability to realize the anticipated business opportunities from combining the operations of FlexSteel with our business in an efficient and effective manner. The integration process could take longer than anticipated and could result in the loss of key employees from either company, the disruption of each company’s ongoing businesses, tax costs or inefficiencies, or inconsistencies in standards, controls, information technology systems, procedures and policies, any of which could adversely affect our ability to maintain relationships with customers, employees or other third parties, or our ability to achieve the anticipated benefits of the Merger, and could harm our financial performance. If we are unable to successfully or timely integrate the operations of FlexSteel with our business, we may incur unanticipated liabilities and be unable to realize the revenue growth, synergies and other anticipated benefits resulting from the Merger, and our business, results of operations and financial condition could be materially and adversely affected.
FlexSteel may have liabilities that are not known to us and the indemnities negotiated in the Merger Agreement may not offer adequate protection.
As part of the Merger, we will assume certain liabilities of FlexSteel. There may be liabilities that we failed or were unable to discover in the course of performing due diligence investigations into FlexSteel. We may also have not correctly assessed the significance of certain FlexSteel liabilities identified in the course of our due diligence. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our business, financial condition and results of operations. As we integrate FlexSteel into our operations, we may learn additional information about FlexSteel, such as unknown or contingent liabilities and issues relating to compliance with applicable laws, that could potentially have an adverse effect on our business, financial condition and results of operations.
We will not be able to enforce claims with respect to the representations and warranties that the sellers of FlexSteel will provide under the Merger Agreement after the closing of the Merger.
In connection with the Merger, the sellers of FlexSteel gave customary representations and warranties related to FlexSteel under the Merger Agreement. We will not be able to enforce any claims against the sellers including any claims relating to breaches of such representations and warranties after the closing of the Merger. The sellers’ liability with respect to breaches of their representations and warranties under the Merger Agreement is limited. To provide for coverage against certain breaches by the sellers of its representations and warranties and certain pre-closing taxes of FlexSteel, we have obtained a representation and warranty insurance policy. The policy is subject to a retention amount, exclusions, policy limits and certain other customary terms and conditions.
We intend to use the net proceeds from this offering to fund a portion of the purchase price payable under the Merger Agreement, but this offering is not conditioned upon the closing of the Merger, and we will have broad discretion to determine alternative uses of proceeds.
As described under “Use of proceeds,” we intend to use the net proceeds from this offering to fund a portion of the purchase price payable under the Merger Agreement. However, this offering is not conditioned upon the closing of the Merger. If the Merger is not consummated, we will have broad discretion in the application of the net proceeds from this offering such as using the proceeds from this offering toward general corporate purposes, and holders of our shares of common stock will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately.

USE OF PROCEEDS
We expect that the net proceeds from this offering will be approximately $      million (or up to approximately $      million if the underwriters exercise their option to purchase additional Class A common stock) after deducting the estimated discount to the underwriters and the related fees and expenses of this offering.
We will use all of the net proceeds from this offering (including net proceeds received if the underwriters exercise their option to purchase additional shares of Class A common stock) to acquire           newly issued CW Units from Cactus LLC (or           CW Units, if the underwriters exercise their option to purchase additional shares of Class A common stock in full) at a purchase price per CW Unit equal to the offering price of Class A common stock net of underwriting discounts and commissions, collectively representing    % of Cactus LLC’s outstanding CW Units (or    %, if the underwriters exercise their option to purchase additional shares of Class A common stock in full).
In connection with the closing of the Merger, we intend to cause Cactus LLC to transfer to us the net proceeds from this offering, cash on hand and proceeds from the Term Loan A Facility and Revolving Facility, which we will use to fund the Merger Consideration for the Merger, including related fees and expenses. Consummation of this offering is not contingent on completion of the Merger. If for any reason the Merger is not consummated, we intend to use the net proceeds from this offering for general corporate purposes, including other potential acquisitions.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2022:
•
on an actual basis;

•
on an as adjusted basis to give effect to this offering (assuming that the underwriters do not exercise their option to purchase additional shares from us); and

•
on a pro forma basis to give effect to the Transactions.

You should read this table together with “Summary—Recent developments—FlexSteel Acquisition,” “Summary—Certain summary historical and pro forma financial data” and “Use of proceeds” included elsewhere in this prospectus supplement and our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the period ended September 30, 2022, which are incorporated by reference into this prospectus supplement.
	As of September 30, 2022
(in thousands, except per share data)	Actual	As Adjusted	Pro Forma
	(unaudited)
Cash and cash equivalents	$320,623	$440,623	$77,375(2)
Long-term debt(1)	$—	$—	$254,420
Stockholders’ equity:
Preferred stock, $0.01 par value; 10,000 shares authorized, no shares issued or outstanding	$—	$—	$—
Class A common stock, $0.01 par value; 300,000 shares authorized, 60,719 shares issued and outstanding, actual; shares issued and outstanding, as adjusted; and shares issued and outstanding, pro forma as adjusted	607	631	632
Class B common stock, $0.01 par value; 215,000 shares authorized, 15,159 shares issued and outstanding, actual; 15,159 shares issued and outstanding, as adjusted; and 15,159 shares issued and outstanding, pro forma as adjusted	—	—	—
Additional paid-in capital	307,698	413,160	398,046
Retained earnings	237,551	237,551	221,947
Accumulated other comprehensive income	(1,617)	(1,617)	(1,617)
Total stockholders’ equity attributable to Cactus, Inc.	544,239	649,725	619,008
Non-controlling interest	131,411	150,549	171,191
Total stockholders’ equity	$675,650	$800,274	$790,199
Total capitalization	$675,650	$800,274	$1,044,619
(1) We intend to fund the Merger using proceeds borrowed under the Term Loan A Facility of $125.0 million and proceeds from the Revolving Facility of $133.0 million (under which Revolving Facility we expect to have incremental capacity of $92.0 million). The amount reflects net proceeds from the Term Loan A Facility and is net of the $3.6 million in deferred financing costs associated with the Term Loan A Facility. To the extent the financings under the Term Loan A Facility and Revolving Facility are not completed, the Company would finance the Merger through the Bridge Facility of up to $375 million.
(2) Includes the impact of $6.5 million investment in approximately 127,000 shares of our Class A common stock. Amount does not reflect the impact of $0.9mm and $17.5mm, respectively, in offering and transaction related-fees and expenses which are included in the accrued expenses in the unaudited pro forma condensed combined financial information within exhibit 99.3 of our Current Report on Form 8-K dated January 10, 2023, which is incorporated by reference into this prospectus supplement.

MARKET FOR REGISTRANT’S COMMON EQUITY
Our Class A common stock is listed on The New York Stock Exchange under the symbol “WHD.” On January 9, 2023, the last sales price of our Class A common stock as reported on The New York Stock Exchange was $55.28 per share. As of January 9, 2023, there was one record holder of our Class A common stock and six record holders of our Class B common stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our Class A common stock by a non-U.S. holder (as defined below), that holds our Class A common stock as a “capital asset” (generally property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court would agree with such statements and conclusions.
This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:
•
banks, insurance companies or other financial institutions;

•
tax-exempt or governmental organizations;

•
qualified foreign pension funds (or any entities all of the interests of which are held by a qualified foreign pension fund);

•
dealers in securities or foreign currencies;

•
traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•
persons subject to the alternative minimum tax;

•
persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;

•
persons that acquired our Class A common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•
certain former citizens or long-term residents of the United States; and

•
persons that hold our Class A common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Non-U.S. Holder Defined
For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our Class A common stock that is not, for U.S. federal income tax purposes, a partnership or any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or otherwise treated as a domestic corporation for U.S. federal income tax purposes;

•
an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust (i) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (as defined in the Code) who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Class A common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our Class A common stock to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. and other tax consequences of the purchase, ownership and disposition of our Class A common stock by such partnership.
Distributions
We currently intend to continue paying a quarterly dividend while retaining the balance of future earnings, if any, to finance the growth of our business. Distributions of cash or other property on our Class A common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in our Class A common stock and thereafter as capital gain from the sale or exchange of such Class A common stock. See “—Gain on disposition of Class A common stock” below. Subject to the withholding requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any distribution made to a non-U.S. holder on our Class A common stock generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate.
Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.
Gain on Disposition of Class A Common Stock
Subject to the discussion below under “—Backup withholding and information reporting,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other disposition of our Class A common stock unless:
•
the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•
the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States); or

•
our Class A common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code) unless an applicable income tax treaty provides otherwise. If the non-U.S. holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).
Generally, a corporation is a USRPHC if the fair market value of its United States real property interests (as defined in the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are not a USRPHC for U.S. federal income tax purposes, and we do not expect to become a USRPHC for the foreseeable future. However, in the event that we become a USRPHC, as long as our Class A common stock continues to be “regularly traded on an established securities market” (within the meaning of the U.S. Treasury regulations), only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the Class A common stock, more than 5% of our Class A common stock will be treated as disposing of a United States real property interest and will be taxable on gain realized on the disposition of our Class A common stock as a result of our status as a USRPHC. If we were to become a USRPHC and our Class A common stock were not considered to be regularly traded on an established securities market, each non-U.S. holder (regardless of the percentage of stock owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax on a taxable disposition of our Class A common stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition.
Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our Class A common stock.
Backup Withholding and Information Reporting
Any dividends paid to a non-U.S. holder must generally be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).
Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our Class A common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our Class A common stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our Class A common stock effected outside the United States by such a broker if it has certain relationships within the United States.
Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.
Additional Withholding Requirements under FATCA
Sections 1471 through 1474 of the Code and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”) impose a 30% withholding tax on any dividends paid on our Class A common stock and, subject to the proposed U.S. Treasury regulations discussed below, on proceeds from sales or other disposition of shares of our Class A common stock, if paid to a “foreign financial institution” or a “non-financial foreign entity” (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), each as defined in the Code, unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. While gross proceeds from a sale or other disposition of our Class A common stock paid after January 1, 2019 would have originally been subject to withholding under FATCA, proposed U.S. Treasury regulations provide that such payments of gross proceeds do not constitute withholdable payments. Taxpayers may generally rely on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued. Non-U.S. holders are encouraged to consult their own tax advisors regarding the effects of FATCA on their investment in our Class A common stock.

UNDERWRITING
J.P. Morgan Securities LLC is acting as sole book-running manager of the offering and as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of Class A common stock set forth opposite the underwriter’s name.
Underwriter	Number of Shares
J.P. Morgan Securities LLC
Total

The underwriting agreement provides that the obligations of the underwriters to purchase the shares of Class A common stock included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the underwriters’ option to purchase additional shares described below) if they purchase any of the shares.
Shares of Class A common stock sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus. If all the shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The representatives have advised us that the underwriters do not intend to make sales to discretionary accounts.
If the underwriters sell more shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to              additional shares of Class A common stock at the public offering price less the underwriting discount. To the extent the option is exercised, each underwriter must purchase a number of additional shares of Class A common stock approximately proportionate to that underwriter’s initial purchase commitment. Any shares of Class A common stock issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.
We, our executive officers and directors have agreed that, subject to certain exceptions, for a period of 60 days from the date of this prospectus supplement, we and they will not, without the prior written consent of J.P. Morgan, dispose of or hedge any shares or any securities convertible into or exchangeable for our Class A common stock. J.P. Morgan in its sole discretion may release any of the securities subject to these lock-up agreements at any time, which, in the case of officers and directors, shall be without notice.
Our Class A common stock is listed on The New York Stock Exchange under the symbol “WHD”.
The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase              additional shares of Class A common stock.
Paid by Cactus	No Exercise	Full Exercise
Per Share	$	$
Total	$	$
We estimate that the expenses of this offering (excluding underwriting discounts and commissions) will be approximately $            million, all of which will be paid by us. We have agreed to reimburse the underwriters for their expenses relating to the clearance of this offering with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of counsel for the underwriters relating to such filings).
In connection with the offering, the underwriters may purchase and sell shares of Class A common stock in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters’ option to purchase additional shares, and stabilizing purchases.

•
Short sales involve secondary market sales by the underwriters of a greater number of shares of Class A common stock than they are required to purchase in the offering.

•
Covering transactions involve purchases of shares of Class A common stock either pursuant to the underwriters’ option to purchase additional shares or in the open market to cover short positions.

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Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares of Class A common stock. They may also cause the price of the shares of Class A common stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on The New York Stock Exchange, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.
In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Material Relationships
JPMorgan Chase Bank, N.A, an affiliate of J.P. Morgan Securities LLC, is a lender under our $75.0 million senior secured asset-based revolving credit facility. In addition, affiliates of the underwriters are lenders, and in some cases agents or managers for the lenders under our credit facility. The net proceeds of this offering will be used to reduce the commitment of JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, under the Bridge Facility by an equal amount.
Electronic Distribution
In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as email.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.
The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Canada
The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
In relation to each member state of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State, except that Shares may be offered to the public in that Relevant State at any time:
•
to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than “qualified investors” as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and us that it is a qualified investor within the meaning of Article 2 of the Prospectus Regulation.
Cactus, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representation, warranty and agreement.
For purposes of this provision, the expression “an offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
We have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus supplement. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of the shares on behalf of Cactus or the underwriters.
Notice to Prospective Investors in the United Kingdom
No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom, except that the shares may be offered to the public in the United Kingdom at any time:
•
to any legal entity which is a “qualified investor” as defined under Article 2 of the UK Prospectus Regulation;

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to fewer than 150 natural or legal persons (other than “qualified investors” as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•
in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, “FSMA”),

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and us that it is a qualified investor within the meaning of Article 2 of the UK Prospectus Regulation.
Cactus, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representation, warranty and agreement.
For purposes of this provision, the expression “an offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Notice to Prospective Investors in Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purpose of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, Cactus or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to Prospective Investors in Japan
The shares offered in this prospectus supplement have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
•
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of the corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
•
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4(i)(B) of the SFA;

•
where no consideration is or will be given for the transfer;

•
where the transfer is by operation of law;

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as specified in Section 276(7) of the SFA; or

•
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification-In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares, the Company has determined and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA) that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice PAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in the United Arab Emirates
The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS
The validity of our Class A common stock offered by this prospectus will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of HighRidge Resources, Inc. as of and for the years ended December 31, 2021 and 2020 incorporated in this prospectus supplement by reference to the Current Report on Form 8-K filed on January 10, 2023 have been audited by Deloitte & Touche LLP, an independent auditor, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in auditing and accounting.
AVAILABLE INFORMATION
We file annual, quarterly and other reports and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about us at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005. We also make available free of charge on our website at www.CactusWHD.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus, and investors should not rely on such information in making a decision to purchase our Class A common stock.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and results of operations. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.
We incorporate by reference in this prospectus supplement the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC) until all offerings under this registration statement are completed:
•
our Annual Report on Form 10-K for the year ended December 31, 2021, filed on February 28, 2022;

•
the information in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 12, 2022 that is incorporated by reference into our annual Report on Form 10-K for the year ended December 31, 2021;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022 filed with the SEC on May 5, 2022, August 4, 2022 and November 7, 2022 respectively;

•
our Current Reports on Form 8-K filed on March 23, 2022, May 4, 2022 (excluding Item 2.02 and Exhibit 99.1 thereof), May 18, 2022, July 29, 2022, January 3, 2023 (excluding Item 7.01 and Exhibits 99.1 and 99.2 thereof) and January 10, 2023 (excluding Item 7.01 and Exhibit 99.4 thereof); and

•
the description of our Class A common stock contained in our Form 8-A filed on February 6, 2018, including any amendment to that form that we may file in the future for the purpose of updating the description of our Class A common stock.

You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:
Cactus, Inc.
920 Memorial City Way, Suite 300
Houston, Texas 77024
Phone: (713) 626-8800
Attention: Investor Relations

Cactus, Inc.
Class A Common Stock
Preferred Stock
Depositary Shares
Warrants
Debt Securities
We may offer and sell the following securities:
•
Shares of Class A common stock;

•
Shares of preferred stock;

•
Depositary shares;

•
Warrants; and

•
Debt Securities.

In addition, the selling stockholders named in this prospectus or in any supplement to this prospectus may offer and sell shares of our Class A common stock. We or the selling stockholders may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offerings. We or the selling stockholders may offer and sell these securities through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders.
This prospectus provides you with a general description of these securities and the general manner in which we or the selling stockholders will offer the securities. Each time securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.
We will not receive any proceeds from the sales of our common stock by the selling stockholders. See “Selling Stockholders” for a more detailed discussion about the selling stockholders.
Our Class A common stock is traded on the New York Stock Exchange under the symbol “WHD.”
You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page 6 of this prospectus for information on certain risks related to the purchase of our securities.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 28, 2022.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We and the selling stockholders have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or a solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.
This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”
Industry and Market Data
The market data and certain other statistical information used or incorporated by reference in this prospectus are based on independent industry publications, government publications and other published independent sources. Some data is also based on our good faith estimates. Although we believe these third-party sources are reliable as of their respective dates, neither we nor the underwriters have independently verified the accuracy or completeness of this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described or incorporated by reference in the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these publications.

i

Trademarks and Trade Names
We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus and the documents incorporated by reference herein may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

ii

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings and the selling stockholders may, from time to time, offer and sell shares of our Class A common stock in one or more offerings. This prospectus generally describes Cactus, Inc. and the Class A common stock, preferred stock, depositary shares, warrants and debt securities that we or the selling stockholders may offer. Each time we or the selling stockholders offer securities by means of this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents by Reference,” before buying any of the securities being offered.
A selling stockholder that is an affiliate of Cactus, Inc. may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and each time that any such selling stockholder sells any shares of our Class A common stock offered by this prospectus, such selling stockholder is required to provide you with this prospectus and the related prospectus supplement containing specific information about the selling stockholder and the terms of the Class A common stock being offered in the manner required by the Securities Act.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Available Information.”
Any reference in this prospectus to:
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“Cactus,” the “Company,” “us,” “we,” “our,” “ours” or like terms refer to Cactus, Inc. and its consolidated subsidiaries (including Cactus LLC) unless we state otherwise or the context otherwise requires;

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“Cactus, Inc.” refers to Cactus, Inc. and its consolidated subsidiaries, unless we state otherwise or the context otherwise requires;

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“Cactus LLC” refers to Cactus Wellhead, LLC; and

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“Cactus WH Enterprises” refers to Cactus WH Enterprises, LLC, a Delaware limited liability company owned by Messrs. Scott Bender, Joel Bender and Steven Bender and certain of our other officers and employees. Cactus WH Enterprises was formed by Messrs. Scott Bender and Joel Bender to hold units in Cactus LLC. Cactus WH Enterprises holds Class B common stock in us and units in Cactus LLC.

ABOUT CACTUS, INC.
We are primarily engaged in the design, manufacture and sale of wellhead and pressure control equipment. Our products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion and production phases of our customers’ wells. We also provide field services for all of our products and rental items to assist with the installation, maintenance and handling of the wellhead and pressure control equipment. Additionally, we offer repair and refurbishment services. We operate through 15 U.S. service centers located in Texas, New Mexico, Pennsylvania, North Dakota, Louisiana, Oklahoma, Colorado, Utah and Wyoming as well as three service centers in Eastern Australia. We also provide rental and field service operations in the Kingdom of Saudi Arabia. Our corporate headquarters are located in Houston, Texas. We also have manufacturing and production facilities in Bossier City, Louisiana and Suzhou, China
We are a Delaware corporation. Our principal executive offices are located at 920 Memorial City Way, Suite 300, Houston, Texas 77024, and our telephone number at that address is (713) 626-8800. Our website address is www.CactusWHD.com. Information contained on our website does not constitute part of this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus until the termination of each offering under this prospectus (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):
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our Annual Report on Form 10-K for the year ended December 31, 2021, filed on February 28, 2022; and

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the description of our Class A common stock contained in our Form 8-A filed on February 6, 2018, including any amendment to that form that we may file in the future for the purpose of updating the description of our Class A common stock.

These reports contain important information about us, our financial condition and our results of operations.
These documents can be accessed free of charge on our website at www.CactusWHD.com. Information on our website is not incorporated by reference into this prospectus. You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:
Cactus, Inc.
920 Memorial City Way, Suite 300
Houston, Texas 77024
Phone: (713) 626-8800
Attention: Investor Relations
AVAILABLE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov.
We also make available free of charge on our website at www.CactusWHD.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus.
This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet website.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The information in this prospectus and the documents incorporated by reference herein includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact included or incorporated by reference in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus and the documents incorporated by reference herein, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under, but not limited to, the heading “Risk Factors” included in this prospectus. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under, but not limited to, the heading “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, which are incorporated by reference herein, and the cautionary statements included in this prospectus, any applicable prospectus supplement and the other documents incorporated by reference herein. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Important factors that could cause actual results to differ materially from those contained in the forward-looking statements include, but are not limited to:
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demand for our products and services, which is affected by, among other things, changes in the price of crude oil and natural gas in domestic and international markets;

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the number of active rigs, pad sizes, drilling and completion efficiencies, well spacings and associated well counts and availability of takeaway and storage capacity;

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disparities in activity levels between private operators and large publicly-traded exploration and production (“E&P”) companies;

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the number of active workover rigs;

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availability of capital and the associated capital spending discipline exercised by customers;

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overall oilfield service cost inflation;

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the financial health of our customers and our credit risk of customer non-payment;

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changes in the number of drilled but uncompleted wells and the level of completion activity;

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the size and timing of orders;

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availability and cost of raw materials, components and imported items;

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increased inland and ocean shipping costs, the availability of containers and vessels from Asia as well as port congestion and domestic trucking capacity;

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transportation differentials associated with reduced capacity in and out of the storage hub in Cushing, Oklahoma;

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expectations regarding overhead and operating costs and margins;

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availability and cost of skilled and qualified workers;

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potential liabilities such as warranty and product liability claims arising out of the installation, use or misuse of our products;

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the possibility of cancellation of orders;

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our business strategy;

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our financial strategy, operating cash flows, liquidity and capital required for our business;

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our future revenue, income and operating performance;

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the ability to pay dividends and the amount of any such dividends;

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consolidation activity involving our customers;

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the addition or termination of relationships with major customers or suppliers;

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laws and regulations, including environmental regulations, that may increase our costs, limit the demand for our products and services or restrict our operations;

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disruptions in political, regulatory, economic or social conditions domestically or internationally;

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the severity and duration of the ongoing outbreak of coronavirus (“COVID-19”) and the extent of its impact on our business, including employee absenteeism;

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outbreaks of other pandemic or contagious diseases that may disrupt our operations, suppliers or facilities or impact demand for oil and natural gas;

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the impact of actions taken by the Organization of Petroleum Exporting Countries and other oil and gas producing countries affecting the supply of oil and gas;

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the impact of potential disruptions in Russian gas deliveries into Europe resulting from the conflict in Ukraine;

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increases in import tariffs or duties assessed on products and imported raw materials used in the production and assembly of our goods which could negatively impact margins and our working capital;

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the significance of future liabilities under the Tax Receivable Agreement we entered into with certain current or past direct and indirect owners of Cactus LLC in connection with our initial public offering in 2018 (our “IPO”);

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a failure of our information technology infrastructure or any significant breach of security;

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potential uninsured claims and litigation against us;

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competition and capacity within the oilfield services industry;

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our dependence on the continuing services of certain of our key managers and employees;

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currency exchange rate fluctuations associated with our international operations;

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plans, objectives, expectations and intentions contained in this prospectus that are not historical; and

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the other risks identified in this prospectus, any applicable prospectus supplement and the documents incorporated by reference.

We caution you that forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the operation of our business. These risks include, but are not limited to, the risks described under “Risk Factors” in this prospectus. Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.
All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

RISK FACTORS
An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any annual, quarterly or current reports that we file with the SEC after the date of this prospectus that are incorporated by reference herein and those risk factors that may be included in any applicable prospectus supplement in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS
Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.
We will not receive any proceeds from the sales of our common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK
As of February 24, 2022, our authorized capital stock consisted of: 300,000,000 shares of Class A common stock, $0.01 par value per share, of which 59,035,237 shares were issued and outstanding; 215,000,000 shares of Class B common stock, $0.01 par value per share, of which 16,674,282 shares were issued and outstanding; and 10,000,000 shares of preferred stock, $0.01 par value per share, of which no shares were issued and outstanding.
The following is a summary of our capital stock, our Amended and Restated Bylaws and our Amended and Restated Certificate of Incorporation, which we refer to as our “amended and restated bylaws” and our “amended and restated certificate of incorporation,” respectively. The following summary does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated certificate of incorporation and amended and restated bylaws.
Class A Common Stock
Voting Rights.   Holders of shares of Class A common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. The holders of Class A common stock do not have cumulative voting rights in the election of directors.
Dividend Rights.   Holders of shares of our Class A common stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.
Liquidation Rights.   Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Class A common stock are entitled to ratably receive the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.
Other Matters.   The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding shares of our Class A common stock, including the Class A common stock offered in this offering, are fully paid and non-assessable.
Class B Common Stock
Generally.  In connection with our IPO, each owner of CW Units (a “CW Unit Holder”) received one share of Class B common stock for each CW Unit that it held. Accordingly, each CW Unit Holder has a number of votes in Cactus, Inc. equal to the aggregate number of CW Units that it held.
Voting Rights.  Holders of shares of our Class B common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. The holders of our Class B common stock do not have cumulative voting rights in the election of directors. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except with respect to the amendment of certain provisions of our amended and restated certificate of incorporation that would alter or change the powers, preferences or special rights of the Class B common stock so as to affect them adversely, which amendments must be by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class, or as otherwise required by applicable law.
Dividend and Liquidation Rights.  Holders of our Class B common stock do not have any right to receive dividends, unless the dividend consists of shares of our Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock and a dividend consisting of shares of Class A common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class A common stock on the same terms is simultaneously paid to the holders of Class A common stock. Holders of our Class B common stock do not have any right to receive a distribution upon a liquidation or winding up of Cactus, Inc.

Other Matters.  The shares of Class B common stock have no preemptive rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class B common stock. All outstanding shares of our Class B common stock are fully paid and non-assessable.
Preferred Stock
Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 10,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.
Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law
Some provisions of Delaware law, and our amended and restated certificate of incorporation and our amended and restated bylaws described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interest, including transactions that might result in a premium over the market price for our shares.
These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Law
We are not subject to the provisions of Section 203 of the Delaware General Corporation Law (“DGCL”), regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the New York Stock Exchange (“NYSE”), from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:
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the transaction is approved by the board of directors before the date the interested stockholder attained that status;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

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on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws
Provisions of our amended and restated certificate of incorporation and our amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interest. Therefore, these provisions could adversely affect the price of our Class A common stock.
Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:
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establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

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provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

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provide that the authorized number of directors may be changed only by resolution of the board of directors;

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provide that all vacancies, including newly created directorships, may, except as otherwise required by law, the rights of holders of any series of preferred stock and the then applicable provisions of the “Stockholders’ Agreement” be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

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provide that our amended and restated certificate of incorporation and amended and restated bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding Class A common stock;

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provide that special meetings of our stockholders may only be called by the board of directors, the chief executive officer or the chairman of the board;

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provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors; and

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provide that our amended and restated bylaws can be amended by the board of directors.

Forum Selection
Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:
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any derivative action or proceeding brought on our behalf;

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any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

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any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws; or

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any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our amended and restated certificate of incorporation is inapplicable or unenforceable.
Limitation of Liability and Indemnification Matters
Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:
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for any breach of their duty of loyalty to us or our stockholders;

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for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

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for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.
Our amended and restated bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our current directors and officers and intend to enter into indemnification agreements with any future directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision that is in our amended and restated certificate of incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.
Listing
Our Class A common stock is listed on the NYSE under the symbol “WHD.”

DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the preferred stock related to the depositary shares, we will deposit the preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our Class A common stock, preferred stock or any combination of the foregoing securities. Warrants may be issued independently or together with our securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.
You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:
(1)
the number of securities purchasable upon exercise of the warrants and the price at which such securities may be purchased upon exercise of the warrants;

(2)
the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);

(3)
the United States federal income tax consequences applicable to the warrants;

(4)
the amount of the warrants outstanding as of the most recent practicable date; and

(5)
any other terms of the warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of securities at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.
Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of securities, including the right to receive payments of any dividends on the securities purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities, which may be senior or subordinated debt securities. Unless otherwise expressly stated in the applicable prospectus supplement, the debt securities will be Cactus, Inc.’s unsecured obligations and may be issued in one or more series. If so indicated in the applicable prospectus supplement, we may issue debt securities that are secured by specified collateral. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “secured debt securities” means any debt securities that, as described in the prospectus supplement relating thereto, are secured by collateral; the term “unsecured debt securities” means any debt securities that are not secured debt securities; and the term “debt securities” includes both unsecured debt securities and secured debt securities.
To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus.
The debt securities will be issued under one or more indentures between Cactus, Inc. and a trustee to be determined (the “Trustee”). The terms of the debt securities will include those set forth in the applicable indenture and any related security documents and those made a part of the indenture by the Trust Indenture Act of 1939. We have filed forms of the indentures with the SEC as exhibits to our registration statement, of which this prospectus is a part.
You should read the summary below, the applicable prospectus supplement and/or other offering materials and the provisions of the indenture, supplemental indenture and any related documents in their entirety before investing in our debt securities.
The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:
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the title and aggregate principal amount of the debt securities;

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whether the debt securities will be senior, subordinated or junior subordinated;

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whether the debt securities will be secured or unsecured;

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whether the debt securities are convertible or exchangeable into other securities;

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the percentage or percentages of principal amount at which such debt securities will be issued;

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the interest rate(s) or the method for determining the interest rate(s);

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the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

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the person to whom any interest on the debt securities will be payable;

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the places where payments on the debt securities will be payable;

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the maturity date;

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redemption or early repayment provisions;

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authorized minimum denominations and multiples in excess thereof;

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form;

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amount of discount or premium, if any, with which such debt securities will be issued;

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whether such debt securities will be issued in whole or in part in the form of one or more global securities;

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the identity of the depositary for global securities;

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whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

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any covenants applicable to the particular debt securities being issued;

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any defaults and events of default applicable to the particular debt securities being issued;

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any applicable subordination provisions for any subordinated debt securities;

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any restriction or condition on the transferability of the debt securities;

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the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

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the time period within which, the manner in which and the terms and conditions upon which we or the purchaser of the debt securities can select the payment currency;

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the securities exchange(s) on which the securities will be listed, if any;

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whether any underwriter(s) will act as market maker(s) for the securities;

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the extent to which a secondary market for the securities is expected to develop;

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our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

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provisions relating to covenant defeasance and legal defeasance;

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provisions relating to satisfaction and discharge of the applicable indenture;

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provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the applicable indenture; and

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additional terms not inconsistent with the provisions of the applicable indenture.

We may sell debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Unless we inform you otherwise in a prospectus supplement, any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in the applicable prospectus supplement, material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect most debt securities to be issued in fully registered form without coupons and in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the applicable indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon holders of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law
Any indenture and the debt securities will be construed in accordance with and governed by the laws of the State of New York.
The Trustee
We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

REDEMPTION OF CW UNITS AND CLASS B COMMON STOCK
Prior to the completion of the IPO, the membership interests of Cactus LLC were converted into a single class of CW Units. Each CW Unit Holder holds one share of our Class B common stock for each CW Unit held by such holder. Subject to certain limitations, pursuant to the First Amended and Restated Limited Liability Company Operating Agreement of Cactus LLC, as amended from time to time, certain CW Unit Holders have the right (the “Redemption Right”) to cause Cactus LLC to acquire all or at least a minimum portion of its CW Units for, at Cactus LLC’s election, (x) shares of our Class A common stock at a redemption ratio of one share of Class A common stock for each CW Unit redeemed, subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, or (y) an equivalent amount of cash. Alternatively, upon the exercise of the Redemption Right, Cactus, Inc. (instead of Cactus LLC) will have the right (the “Call Right”) to acquire each tendered CW Unit directly from the exchanging CW Unit Holder for, at its election, (x) one share of Class A common stock, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions, or (y) an equivalent amount of cash. The shares of our Class A common stock may be issued to a CW Unit Holder or directly to such CW Unit Holder’s designee. In connection with any redemption of CW Units pursuant to the Redemption Right or our Call Right, the corresponding number of shares of Class B common stock will be cancelled. In addition, any redemptions involving all of the CW Units held by a CW Unit Holder (subject to the discretion of Cactus, Inc. to permit redemptions of a lower number of units) may occur at any time. As the CW Unit Holders redeem their CW Units, our membership interest in Cactus LLC will be correspondingly increased, the number of shares of Class A common stock outstanding will be increased, and the number of shares of Class B common stock outstanding will be reduced.
We are required to pay any stamp or other similar tax in respect of any issuance of our securities upon the exercise of the Redemption Right or our Call Rights, except for transfer taxes in the event such securities are to be issued in a name other than that of the exchanging unitholder.

SELLING STOCKHOLDERS
The selling stockholders named below may offer from time to time in the future up to an aggregate of 16,628,566 shares of our Class A common stock pursuant to this prospectus, which includes 16,410,564 shares of Class A common stock issuable upon the redemption of CW Units, together with an equal number of shares of our Class B common stock, as described above in “Redemption of CW Units and Class B Common Stock.” The term “selling stockholders” includes the stockholders listed in the table below and their distributees, transferees, pledgees, donees, assignees or other successors.
The following table sets forth information as of the date of this prospectus by each selling stockholder regarding (i) the beneficial ownership of shares of our Class A common stock and our Class B common stock and (ii) the number of shares of our Class A common stock that may from time to time be offered or sold pursuant to this prospectus, assuming each selling stockholder has redeemed all CW Units, together with an equal number of shares of our Class B common stock, beneficially owned by him or her for an equivalent number of shares of our Class A common stock and resold all such shares of our Class A common stock and any other shares of Class A common stock pursuant to this prospectus. The information regarding shares of our Class A common stock and our Class B common stock beneficially owned after the offering assumes the sale of all shares of our Class A common stock offered by the selling stockholders and that the selling stockholders do not acquire any additional shares of our Class A common stock or our Class B common stock.
Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. The selling stockholders may offer all, some or none of their shares of Class A common stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of Class A common stock. In addition, the selling stockholders listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our Class A common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.
The percentage ownership interests shown in the following table are based on 59,035,237 shares of Class A common stock and 16,674,282 shares of Class B common stock issued and outstanding on February 24, 2022. Unless otherwise noted, the mailing address of each person or entity named below is 920 Memorial City Way, Suite 300 Houston, Texas 77024.
	Shares Beneficially Owned Before the Offering						Shares of Class A Common Stock that May Be Sold(3)	Shares Beneficially Owned After the Offering
	Class A Common Stock		Class B Common Stock(1)		Combined Voting Power(2)			Class A Common Stock		Class B Common Stock(1)		Combined Voting Power(2)
	Number	%	Number	%	Number	%		Number	%	Number	%	Number	%
Selling Stockholder
Cactus WH Enterprises, LLC(4)	—	—	15,014,963	90.0	15,014,963	19.8	15,014,963	—	—	—	—	—	—
Lee Boquet(5)	—	—	1,395,601	8.4	1,395,601	1.8	1,395,601	—	—	—	—	—	—
Scott Bender(4)(6)(7)	109,931	*	15,014,963	90.0	15,124,894	20.0	15,124,894	—	—	—	—	—	—
Joel Bender(4)(7)(8)	108,071	*	15,014,963	90.0	15,123,034	20.0	15,123,034	—	—	—	—	—	—
Total							16,628,566

*
Less than 1%.

(1)
Each of the selling stockholders that is a member of Cactus LLC holds one share of Class B common stock for each CW Unit that it holds. As described in “Redemption of CW Units and Class B Common Stock,” each CW Unit, together with an equal number of shares of our Class B common stock, is exchangeable for shares of our Class A common stock on a one-for-one basis.

(2)
Represents percentage of voting power of our Class A common stock and Class B common stock voting together as a single class. The CW Unit Holders hold one share of Class B common stock for each CW Unit that they own. Each share of Class B common stock has no economic rights but entitles the holder thereof to one vote for each CW Unit held by such holder. Accordingly, the CW Unit Holders collectively have a number of votes in Cactus Inc. equal to the number of CW Units that they hold.

(3)
Includes shares of Class A common stock issuable upon redemption of units in Cactus LLC (together with the cancellation of an equal number of shares of our Class B common stock).

(4)
Scott Bender, our President and Chief Executive Officer and Director, and Joel Bender, our Senior Vice President, Chief Operating Officer and Director, control Cactus WH Enterprises and may be deemed to share voting and dispositive power over the reported shares and, therefore, will also be deemed to be the beneficial owners of such shares. Certain members of Cactus WH Enterprises may cause Cactus WH Enterprises to redeem their units representing membership interests in Cactus WH Enterprises and, in return, distribute to such members an equal number of CW Units and the corresponding number of shares of Class B common stock. Such distributees may participate in an offer and sale of shares of our Class A common stock as selling stockholders. See “Redemption of CW Units and Class B Common Stock.”

(5)
The address of Lee Boquet is 4123B Meadow Lane, Bossier City, LA 71111.

(6)
The number of shares shown under the columns “Class A Voting Stock” and “Combined Voting Power” for Scott Bender includes 39,467 shares of Class A Common Stock issuable to him upon the vesting of previously granted restricted stock unit awards (“RSUs”). Also includes shares of Class A common stock that may be sold by SJB BIC, LP, an entity that is controlled by Scott Bender.

(7)
Includes shares of Class A common stock that may be sold by Bender Investment Company, which is controlled by Scott Bender, our President, Chief Executive Officer and Director, and Joel Bender, our Senior Vice President, Chief Operating Officer and Director. Bender Investment Company may be deemed to share voting and dispositive power over 15,014,963 shares of Class B common stock owned by Cactus WH Enterprises and, therefore, will also be deemed to be the beneficial owners of such shares.

(8)
The number of shares shown under the columns “Class A Voting Stock” and “Combined Voting Power” for Joel Bender includes 39,467 shares of Class A Common Stock issuable to Joel Bender upon the vesting of previously granted RSU awards. Also includes shares of Class A common stock that may be sold by JAB BIC, LP, an entity that is controlled by Joel Bender.

PLAN OF DISTRIBUTION
We and/or one or more of the selling stockholders may sell the securities described in this prospectus from time to time in one or more transactions:
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to purchasers directly;

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to underwriters for public offering and sale by them;

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through agents;

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through dealers;

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through a combination of any of the foregoing methods of sale; and/or

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through any other methods described in a prospectus supplement.

We and/or one or more of the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.
From time to time, the selling stockholders may pledge or grant a security interest in some or all of the securities in respect of which this prospectus is delivered. If a selling stockholder defaults in performance of its secured obligations, the pledged or secured parties may offer and sell the securities from time to time by this prospectus. The selling stockholders also may transfer the securities in other circumstances. The number of securities beneficially owned by a selling stockholder will decrease as and when it transfers its securities or defaults in performing obligations secured by the securities. The plan of distribution for the securities offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, distributees, pledgees, affiliates, other secured parties or other successors in interest will be selling stockholders for purposes of this prospectus.
The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent.
We may engage in at-the-market offerings and offer our securities into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act on the terms described in the prospectus supplement relating thereto. Underwriters, dealers, and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.
Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.
Unless we state otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.
The applicable prospectus supplement will set forth whether or not underwriters may effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.
We will name any agent involved in a sale of securities, as well as any commissions payable to such agent, in a prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If a dealer is utilized in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
The selling stockholders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We and the selling stockholders may agree with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Baker Botts L.L.P., New York, New York. Legal counsel to any underwriters may pass upon legal matters for such underwriters.
EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$125,000,000
Cactus, Inc.
Class A Common Stock
PROSPECTUS SUPPLEMENT
J.P. Morgan
           , 2023